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                                                            EXHIBIT NO. 99.10(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information, included in Post-Effective Amendment No. 26 to the Registration Statement (Form N-1A, No. 33-37972) of MFS Series Trust VIII.

We also consent to the incorporation by reference into the Statement of Additional Information of our report, dated December 13, 2005, with respect to the financial statements and financial highlights of MFS Strategic Income Fund (one of the portfolios of MFS Series Trust VIII) included in the Annual Report to Shareholders for the fiscal year ended October 31, 2005.

                                                  ERNST & YOUNG LLP
                                                  -----------------
                                                  Ernst & Young LLP

Boston, Massachusetts
February 23, 2006